Exhibit 99.1

Fluent Announces Unaudited Fourth Quarter and Full-Year 2025 Financial Results; Commerce Media Solutions Revenue Run Rate Exceeds $105 Million and Represents 56% of Consolidated Enterprise Revenue

•	Revenue of $61.8 million for Q4 2025 and $208.8 million for FY 2025

•

Q4 2025 Commerce Media Solutions revenue grew 101% to $34.7 million (56% of consolidated revenue) from $17.2 million (26% of revenue) in Q4 2024 with gross profit margin (exclusive of depreciation and amortization) of 33% in Q4 2025 compared to 30% for the consolidated business

•

Commerce Media Solutions annual revenue run rate now exceeds $105 million, with media margin of 30% reflecting a sequential improvement of $20 million and five basis points, respectively, compared to Q3 2025

•	Expect double-digit revenue growth on aggregate continuing business and adjusted EBITDA improvement for full year 2026

New York, NY – March 9, 2026 – Fluent, Inc. (NASDAQ: FLNT), a commerce media solutions company, today reported unaudited results for the fourth quarter and fiscal year ended December 31, 2025. These results are preliminary and subject to ongoing audit procedures.

Donald Patrick, Fluent’s Chief Executive Officer, commented, “Fourth quarter results demonstrated the continued momentum of Commerce Media Solutions, which grew 101% year-over-year and represented 56% of consolidated revenue, up from 26% in the prior year period. We achieved positive adjusted EBITDA in the quarter, a milestone that reflects both the progress of our strategic pivot to commerce media and our focus on expense discipline.

Mr. Patrick continued, “During 2025 we added several high-profile partners, including Authentic Brands Group, a leading sports, lifestyle, and entertainment brand owner, with a portfolio that generates more than $32 billion in global annual retail sales. We also partnered with Rebuy to launch Rebuy Monetize powered by Fluent, bringing our AI-powered advertiser marketplace to merchants on the Shopify platform. Our new business pipeline is strong, and we look forward to announcing additional partnerships in 2026.

“We also took decisive steps to strengthen our financial position and sharpen our strategic focus. In August, we closed a $10.3 million private placement that improved our liquidity and introduced new institutional shareholders. And in November we entered into a new financing agreement that provides greater borrowing flexibility. Additionally, subsequent to the close of the fourth quarter, we completed the sale of our Call Solutions subsidiary, allowing us to reallocate resources to the growth of Commerce Media Solutions.

“As we enter 2026, we are focused on scaling Commerce Media Solutions across new verticals and returning gross margins into the mid-twenties as our newer partnerships and placements mature. We expect to deliver a financial trendline shift to double-digit consolidated revenue growth on a continuing operations basis, and improved full year adjusted EBITDA,” Mr. Patrick concluded.

Fourth Quarter Highlights (Unaudited)

•	Revenue of $61.8 million, a decrease of 5.5% compared to $65.4 million in Q4 2024
•	Owned and Operated revenue decreased 44% to $21.3 million compared to $38.2 million in Q4 2024 as the Company continued its shift in focus and revenue mix to Commerce Media Solutions
•	Commerce Media Solutions revenue increased 101% to $34.7 million compared to $17.2 million in Q4 2024
•	Net loss of $4.1 million, or $0.13 per share, compared to net loss of $3.4 million, or $0.19 per share, for Q4 2024
•

Gross profit (exclusive of depreciation and amortization) of $18.7 million, an increase of 34.1% over Q4 2024 and representing 30% of revenue. Commerce Media Solutions business reported gross profit (exclusive of depreciation and amortization) of $11.3 million, representing 33% of revenue, for Q4 2025, down from 39% of revenue in Q4 2024. Gross profit (exclusive of depreciation and amortization) was positively affected by a one-time non-media revenue adjustment of $4.3 million in connection with an early termination settlement agreement with a commerce media partner.

•

Media margin of $19.1 million, an increase of 15.6% over Q4 2024 and representing 30.9% of revenue. Commerce Media Solutions business reported media margins of 30.0% for Q4 2025, down from 39.3% in Q4 2024.

•	Adjusted EBITDA of $0.2 million, an increase of $1.9 million compared to Q4 2024 and representing 0.3% of revenue
•	Adjusted net loss of $2.8 million, or $0.09 per share, compared to adjusted net loss of $3.3 million, or $0.18 per share, for Q4 2024

Full-Year 2025 Highlights (Unaudited)

•	Revenue of $208.8 million, a decrease of 18.0% compared to $254.6 million in 2024
•	Owned and Operated revenue decreased 44% to $94.5 million compared to $168.4 million in 2024 as the Company executed its shift in focus and revenue mix to Commerce Media Solutions
•	Commerce Media Solutions revenue increased 99% to $82.3 million compared to $41.3 million in 2024
•	Net loss of $27.2 million, or $1.05 per share, compared to net loss of $29.3 million, or $1.80 per share, for the prior year.
•

Gross profit (exclusive of depreciation and amortization) of $51.2 million, a decrease of 15.7% over 2024 and representing 25% of revenue. Commerce Media Solutions business reported gross profit (exclusive of depreciation and amortization) of $21.1 million, representing 26% of revenue, for the twelve months ended December 31, 2025, down from 35% of revenue, for the twelve months ended December 31, 2024. Gross profit (exclusive of depreciation and amortization) was positively affected in the 2025 period by an aggregate of $4.3 million in connection with the one-time termination settlement agreement described above.

•

Media margin of $57.6 million, a decrease of 20.6% over prior year and representing 27.6% of revenue. Commerce Media Solutions business reported media margins of 26.0% for 2025, down from 35.1% for 2024

•	Adjusted EBITDA of negative $9.0 million, a decrease of $3.4 million compared to 2024 and representing 4.3% of revenue
•	Adjusted net loss of $21.8 million, or $0.84 per share, compared to adjusted net loss of $18.5 million, or $1.14 per share, for the prior year

Media margin, adjusted EBITDA, and adjusted net income (loss) are non-GAAP financial measures, as defined and reconciled below.

Business Outlook & Goals

•

Accelerate growth through expansion of Fluent’s commerce media partner network by adding top-tier partners across new verticals including travel, lifestyle, and home services, building on the momentum of partnerships signed in 2025.

•

Improve Commerce Media Solutions gross margins by leveraging AI capabilities, proprietary first-party data, and 15-year leadership position at the forefront of customer acquisition to increase monetization of commerce media placements, with the target of returning gross margin to the mid-twenties.

•

Drive consolidated revenue growth and improved profitability. Given current visibility, the Company expects full-year double-digit consolidated revenue growth on aggregate continuing business basis and improved full-year adjusted EBITDA improvement in 2026.

Conference Call

Fluent, Inc. will host a conference call on Monday, March 9, 2026, at 4:30 PM ET to discuss its 2025 fourth quarter and full-year financial results. The conference call can be accessed by phone after registering online at https://register-conf.media-server.com/register/BId7dadf004e5246718d831220a965dcd6. The call will also be webcast simultaneously on the Fluent website at https://investors.fluentco.com/. Following the completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please connect via https://edge.media-server.com/mmc/p/t5n7v99p. The replay will be available for one year, via the Fluent website https://investors.fluentco.com.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a commerce media solutions provider connecting top-tier brands with highly engaged consumers. Leveraging exclusive ad inventory, robust first-party data, and proprietary machine learning, Fluent unlocks additional revenue streams for partners and empowers advertisers to acquire their most valuable customers at scale. Founded in 2010, Fluent uses its deep expertise in performance marketing to drive monetization and increase engagement at key touchpoints across the customer journey. For more insights visit http://www.fluentco.com/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•	Ability to operate in a competitive, rapidly changing and highly regulated industry, which makes it difficult to evaluate our business and prospects;
•	Dependence on the gaming industry;
•	Unfavorable publicity and negative public perception about the digital marketing industry;
•	A sudden reduction in online marketing spend by our clients, a loss of clients or lower advertising yields;
•	Credit risk from certain clients;
•	Our relative inexperience in the post-transaction commerce media business, which is currently dominated by a major player;
•	Our need to continue investing in technology for our Commerce Media Solutions business;
•	Our competitive disadvantage due to our more selective approach to traffic sources;
•	A decline in the supply of media available to us through third parties or an increase in the price of such media;
•	Majority of users access media through mobile devices making us dependent on mobile platforms and system providers;
•	Potential loss of competitiveness due to limitations in our mobile application and CRM dependence;
•	Challenges scaling infrastructure and products to support growth while maintaining profitability;
•

Global economic or political instability, including the potential impact of tariffs, inflation, interest rates, military conflicts and other geopolitical developments, including the ongoing military conflicts in the Middle East;

•	Challenges managing the complexity of our international operations and workforce;
•	Strategic alternatives that could complicate operations or divert management's attention;
•	Dependence on our key personnel and ability to attract or retain employees;
•	Dependence upon third-party service providers and potential liability related to their actions or platform malfunctions;
•	Compliance with a significant number of governmental laws and regulations, including those regarding telemarketing, email marketing, text messaging, privacy, and data protection;
•	The outcome of litigation, regulatory investigations, or other legal proceedings in which we are involved or may become involved, or in which our clients or competitors are involved;
•	Potential sales and use taxes and other taxes on our business;
•	Our actual or perceived failure to safeguard any personal information or user privacy;
•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•

Potential liability or expenses for legal claims based on the nature and content of the materials we create or distribute, including those provided by third parties, as a creator and a distributor of digital media content;

•	Our potential access to additional capital in the future may be limited or unavailable on acceptable terms;
•	Ability to maintain listing of our securities on The Nasdaq Capital Market;
•	Volatility of our stock price and impact on our investors;
•	Potential dilutive effect of any future issuances of shares of our common stock;
•	Lack of cash dividends for the foreseeable future; and
•	Status of a smaller reporting company and non-accelerated filer, which involves certain reduced governance and disclosure requirements.

These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations, except as required by law.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	December 31, 2025	December 31, 2024
ASSETS:
Cash and cash equivalents	$12,935	$9,439
Accounts receivable, net of allowance for credit losses of $163 and $487, respectively	46,735	46,532
Prepaid expenses and other current assets	7,799	8,729
Current restricted cash	—	1,255
Total current assets	67,469	65,955
Non-current restricted cash	710	—
Property and equipment, net	104	304
Operating lease right-of-use assets	2,859	1,570
Intangible assets, net	17,276	21,797
Other non-current assets	715	3,991
Total assets	$89,133	$93,617
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Accounts payable	$7,200	$8,776
Accrued expenses and other current liabilities	25,163	21,905
Deferred revenue	721	556
Short-term debt, net	30,846	31,609
Current portion of operating lease liability	1,104	1,836
Total current liabilities	65,034	64,682
Long-term debt, net	—	250
Convertible Notes, at fair value with related parties	3,734	3,720
Operating lease liability, net	1,985	9
Other non-current liabilities	168	1
Total liabilities	70,921	68,662
Contingencies
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 30,404,779 and 20,791,431, respectively; and Shares outstanding — 29,636,184 and 20,022,836, respectively	53	47
Treasury stock, at cost — 768,595 and 768,595 shares, respectively	(11,407)	(11,407)
Additional paid-in capital	467,528	447,110
Accumulated deficit	(437,962)	(410,795)
Total shareholders’ equity	18,212	24,955
Total liabilities and shareholders' equity	$89,133	$93,617

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$61,819	$65,407	$208,764	$254,623
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	43,167	51,503	157,523	193,821
Sales and marketing (1)	3,691	3,917	14,492	17,317
Product development (1)	2,881	3,600	11,843	17,281
General and administrative (1)	8,809	9,409	34,702	37,697
Depreciation and amortization	2,334	2,419	9,752	9,926
Goodwill and intangible assets impairment	774	—	774	2,241
Total costs and expenses	61,656	70,848	229,086	278,283
Loss from operations	163	(5,441)	(20,322)	(23,660)
Interest expense, net	(781)	(1,038)	(3,074)	(4,749)
Fair value adjustment of Convertible Notes, with related parties	142	1,140	(14)	(1,670)
Loss on early extinguishment of debt	(3,759)	—	(3,759)	(1,009)
Loss before income taxes	(4,235)	(5,339)	(27,169)	(31,088)
Income tax benefit (loss)	116	1,909	2	1,811
Net loss	$(4,119)	$(3,430)	$(27,167)	$(29,277)
Basic and diluted loss per share:
Basic	$(0.13)	$(0.19)	$(1.05)	$(1.80)
Diluted	$(0.13)	$(0.19)	$(1.05)	$(1.80)
Weighted average number of shares outstanding:
Basic	31,276,979	18,352,940	25,970,637	16,259,943
Diluted	31,276,979	18,352,940	25,970,637	16,259,943

(1) Amounts include share-based compensation expense as follows:
Sales and marketing	$286	$55	$461	$218
Product development	112	65	274	239
General and administrative	564	360	1,376	1,506
Total share-based compensation expense	$962	$480	$2,111	$1,963

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(27,167)	$(29,277)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,752	9,926
Non-cash loan amortization expense	666	1,371
Non-cash gain on contingent consideration	—	(250)
Non-cash loss on early extinguishment of debt	3,759	1,009
Share-based compensation expense	2,246	1,970
Fair value adjustment of Convertible Notes, with related parties	14	1,670
Goodwill impairment	—	1,261
Impairment of intangible assets	774	980
Non-cash loss on asset write-off	698	—
Allowance for credit losses	53	401
Deferred income taxes	140	(276)
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	(256)	9,473
Prepaid expenses and other current assets	3,142	(3,211)
Other non-current assets	2,981	(51)
Operating lease assets and liabilities, net	(47)	(325)
Accounts payable	(1,576)	(2,178)
Accrued expenses and other current liabilities	3,189	(5,878)
Deferred revenue	165	313
Other	(1)	(1,032)
Net cash used in operating activities	(1,468)	(14,104)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(6,297)	(6,198)
Acquisition of property and equipment	(69)	(13)
Net cash used in investing activities	(6,366)	(6,211)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of short and long term debt, net of debt financing costs	103,341	65,440
Repayments of long-term debt	(109,733)	(68,228)
Equity financing costs	(865)	—
Debt financing costs	(1,328)	(1,875)
Proceeds from issuance of common stock and warrants	19,370	12,627
Proceeds from exercise of warrants	—	2
Proceeds from Convertible Notes, with related parties	—	2,050
Proceeds from Direct Offering	—	5,750
Fees for Direct Offering	—	(561)
Net cash provided by financing activities	10,785	15,205
Net decrease in cash, cash equivalents, and restricted cash	2,951	(5,110)
Cash, cash equivalents, and restricted cash at beginning of period	10,694	15,804
Cash, cash equivalents, and restricted cash at end of period	$13,645	$10,694

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting variable costs paid for media and related expenses and excluding non-media cost of revenue and one-time items. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as a percentage of revenue.

Adjusted EBITDA is defined as net income (loss), excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) goodwill impairment, (7) impairment of intangible assets, (8) fair value adjustment of Convertible Notes with related parties, (9) acquisition-related costs, (10) restructuring and other severance costs, (11) certain litigation and other related costs, and (12) other one-time items.

Adjusted net income (loss) is defined as net income (loss) excluding (1) Share-based compensation expense, (2) loss on early extinguishment of debt, (3) goodwill impairment, (4) impairment of intangible assets, (5) fair value adjustment of Convertible Notes with related parties, (6) acquisition-related costs, (7) restructuring and other severance costs, (8) certain litigation and other related costs, and (9) other one-time items. Adjusted net income (loss) is also presented on a per share (basic and diluted) basis.

We consider items one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except percentages)	2025	2024	2025	2024
Revenue	$61,819	$65,407	$208,764	$254,623
Less: Cost of revenue (exclusive of depreciation and amortization)	43,167	51,503	157,523	193,821
Gross Profit (exclusive of depreciation and amortization)	18,652	13,904	51,241	60,802
Gross Profit (exclusive of depreciation and amortization) % of revenue	30%	21%	25%	24%
Non-media cost of revenue (1)	4,726	2,644	10,608	11,710
One- time item (2)	(4,254)	—	(4,254)	—
Media margin	$19,124	$16,548	$57,595	$72,512
Media margin % of revenue	30.9%	25.3%	27.6%	28.5%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

(2) Includes a one-time non-media revenue adjustment of ($4,254) in connection with an early termination settlement agreement with a media partner.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable U.S. GAAP measure, for Commerce Media Solutions.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except percentages)	2025	2024	2025	2024
Revenue	$34,720	$17,235	$82,268	$41,267
Less: Cost of revenue (exclusive of depreciation and amortization)	23,433	10,501	61,195	26,988
Gross profit (exclusive of depreciation and amortization)	$11,287	$6,734	$21,073	$14,279
Gross profit (exclusive of depreciation and amortization) % of revenue	33%	39%	26%	35%
Non-media cost of revenue (1)	3,400	32	4,559	193
One- time item (2)	(4,254)	—	(4,254)	—
Media margin	$10,433	$6,766	$21,378	$14,472
Media margin % of revenue	30.0%	39.3%	26.0%	35.1%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

(2) Includes a one-time non-media revenue adjustment of ($4,254) in connection with an early termination settlement agreement with a media partner.

Below is a reconciliation of adjusted EBITDA from net income (loss), which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2025	2024	2025	2024
Net loss	$(4,119)	$(3,430)	$(27,167)	$(29,277)
Income tax benefit (loss)	(116)	(1,909)	(2)	(1,811)
Interest expense, net	781	1,038	3,074	4,749
Depreciation and amortization	2,334	2,419	9,752	9,926
Share-based compensation expense	1,102	480	2,246	1,970
Loss on early extinguishment of debt	3,759	—	3,759	1,009
Goodwill impairment	—	—	—	1,261
Impairment of intangible assets	774	—	774	980
Fair value adjustment of Convertible Notes, with related parties	(142)	(1,140)	14	1,670
Acquisition-related costs (1)	(21)	833	1,053	2,083
Restructuring and certain severance costs	104	—	1,429	1,821
Certain litigation and other related costs	—	—	300	—
One-time items(2)	(4,254)	—	(4,254)	—
Adjusted EBITDA	$202	$(1,709)	$(9,022)	$(5,619)

(1) Balance includes compensation expense related to non-competition agreements and earn-out expense incurred as a result of business combinations, and non-cash loss on asset write-offs.  The earn-out expense was ($21) and ($69) for the three months ended December 31, 2025 and 2024, respectively, and ($169) and $98 for the year ended December 31, 2025 and 2024, respectively. The non-compete agreements expense was $0 and $413 for the three months ended December 31, 2025 and 2024, respectively, and $413 and $1,650 for the year ended December 31, 2025 and 2024, respectively; there were other amounts of acquisition-related costs of $0 and $489 for the three months ended December 31, 2025 and 2024, respectively, and  $809 and $335 for the year ended December 31, 2025 and 2024, respectively.

(2) Includes a one-time non-media revenue adjustment of ($4,254) in connection with an early termination settlement agreement with a media partner.

Below is a reconciliation of adjusted net loss and the related measure of adjusted net loss per share from net income (loss), which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share and per share data)	2025	2024	2025	2024
Net loss	$(4,119)	$(3,430)	$(27,167)	$(29,277)
Share-based compensation expense	1,102	480	2,246	1,970
Loss on early extinguishment of debt	3,759	—	3,759	1,009
Goodwill impairment	—	—	—	1,261
Impairment of intangible assets	774	—	774	980
Fair value adjustment of Convertible Notes, with related parties	(142)	(1,140)	14	1,670
Acquisition-related costs (1)	(21)	833	1,053	2,083
Restructuring and certain severance costs	104	—	1,429	1,821
Certain litigation and other related costs	—	—	300	—
One-time items(2)	(4,254)	—	(4,254)	—
Adjusted net loss	$(2,797)	$(3,257)	$(21,846)	$(18,483)
Adjusted net loss per share:
Basic	$(0.09)	$(0.18)	$(0.84)	$(1.14)
Diluted	$(0.09)	$(0.18)	$(0.84)	$(1.14)
Adjusted weighted average number of shares outstanding:
Basic	31,276,979	18,352,940	25,970,637	16,259,943
Diluted	31,276,979	18,352,940	25,970,637	16,259,943

(1) Balance includes compensation expense related to non-competition agreements and earn-out expense incurred as a result of business combinations, and non-cash loss on asset write-offs.  The earn-out expense was ($21) and ($69) for the three months ended December 31, 2025 and 2024, respectively, and ($169) and $98 for the year ended December 31, 2025 and 2024, respectively. The non-compete agreements expense was $0 and $413 for the three months ended December 31, 2025 and 2024, respectively, and $413 and $1,650 for the year ended December 31, 2025 and 2024, respectively; there were other amounts of acquisition-related costs of $0 and $489 for the three months ended December 31, 2025 and 2024, respectively, and  $809 and $335 for the year ended December 31, 2025 and 2024, respectively.

(2) Includes a one-time non-media revenue adjustment of ($4,254) in connection with an early termination settlement agreement with a media partner.

We present media margin, adjusted EBITDA, and adjusted net income as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under U.S. GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business.

Adjusted net income (loss), as defined above, excludes certain items that are recognized and recorded under U.S. GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income (loss) affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the U.S. GAAP measure of net (loss) income.

Media margin, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with U.S. GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA, and adjusted net income (loss) may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Annual Revenue Run Rate

Annual Revenue Run Rate is an operational metric that represents the annualized revenue of the Company’s media partnerships at current monetization levels, as of the end of the reporting period. The Company calculates Annual Revenue Run Rate as follows:

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Media partners within Commerce Media Solutions with an active contract are assessed and assigned an annual media volume estimate based on the active term of the contract and the monetization rate at the end of the reporting period. The Company considers a media partner contract to be active when the contractual term commences (the "start date") until its right to serve the partner’s commerce traffic ends. Even if the contract with the customer is executed before the start date, the contract will not count toward Annual Revenue Run Rate until the media partner’s right to receive the benefit of the services has commenced.

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As Annual Revenue Run Rate includes only contracts that are active at the end of the reporting period, it does not reflect assumptions or estimates regarding new business. For contracts expiring within 12 months of the period-end calculation date, Annual Revenue Run Rate does reflect expectations of renewal.

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The Company’s Commerce Media Solutions platform provides the technology to effectively monetize the partner’s media by placing relevant ads at a contracted moment of consumer engagement. Although from inception to date, improvements in the platform’s AI-powered technology have consistently driven increased rates of monetization, for the purpose of Annual Revenue Run Rate, the Company assumes a consistent monetization level to that as measured on each media partner at the end of the reporting period.

The way the Company measures Annual Revenue Run Rate may not be comparable to similarly titled measures presented by other companies and should not be viewed as a projection of future revenue.

Contact Information:

Investor Relations

Fluent, Inc.

InvestorRelations@fluentco.com